                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
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                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): April 28, 2005 (April 26, 2005)
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                            CAPITAL PROPERTIES, INC.
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             (Exact name of registrant as specified in its charter)

                                  Rhode Island
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                 (State or other jurisdiction of incorporation)

     0-9380                                                     05-0386287
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  (Commission File Number)              (IRS Employer Identification Number)

              100 Dexter Road, East Providence, Rhode Island 02914
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                    (Address of principal executive offices)

                                 (401) 435-7171
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              (Registrant's telephone number, including area code)

                                       N/A
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          (Former name or former address, if changed since last report)

ITEM 1.01.      ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 26, 2005, based upon the recommendations of the Compensation  Committee of the Board of  Directors  (the  "Board")  of  Capital  Properties,  Inc.  (the
"Registrant"),  the Board approved increases to the compensation of its Chairman and Chief Executive Officer,  President and Treasurer. As approved by the Board, the Chairman and Chief  Executive  Officer will receive an annual base salary in the amount of $229,000,  the President will receive an annual base salary in the amount of $175,000 and the  Treasurer  will receive an annual base salary in the amount of $155,000.

The additional  compensation  to Robert H. Eder includes an amount equal to that which could be contributed to Mr. Eder under the  Registrant's  Simple  Employee
Plan if Mr. Eder were qualified to participate in that plan.

ITEM 8.01.        OTHER EVENTS

On April 26,  2005,  the  Committee  approved  the  payment  of a  retainer  and increased  its  meeting  fees  payable to members of the  Registrant's  Board of
Directors  (the  "Board")  and its  committees.  The  annual  retainer  fee,  as approved,  will be $10,000 to be paid in quarterly  installments and the meeting fee for the Board  will be $1,000 per  meeting.  Additionally,  meeting  fees in connection with the Registrant's Audit Committee and Compensation Committee will be $750 for each Audit Committee meeting attended and $500 for each Compensation
Meeting attended. The maximum fees payable for attendance at Board and committee meetings occurring on the same day is $1,500.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the  Registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL PROPERTIES, INC.

By:      /s/ Barbara J. Dreyer
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             Barbara J. Dreyer, Treasurer

Date:  April 28, 2005